EXHIBIT 10(f)

AMENDMENT TO THE
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDMENT TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) by and between The Sherwin-Williams Company, an Ohio corporation (the “Company”), and Aaron M. Erter (the “Executive”), is dated as of February 13, 2019 and amends the Amended and Restated Employment Agreement by and between the Company and Executive, dated August 1, 2017 (the “Employment Agreement”).

Pursuant to Section 12 of the Employment Agreement, the Company and the Executive agree to amend the Employment Agreement to reflect a change to the Executive’s position with the Company, as follows:

Effective March 1, 2019, the first sentence of Section 3 of the Employment Agreement is amended to replace “President of Sherwin-Williams’ Consumer Brands Group” with “President of Sherwin-Williams’ Performance Coatings Group.”

The Company and the Executive further agree that all other terms and conditions of the Employment Agreement not inconsistent with the terms of this Amendment are incorporated herein by reference and made part of this Amendment as if fully set forth herein.

IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment as of the date first set forth above.

AARON M. ERTER

/s/ Aaron M. Erter

THE SHERWIN-WILLIAMS COMPANY

/s/ Thomas P. Gilligan
Thomas P. Gilligan
Senior Vice President - Human Resources